Exhibit 10.2

Execution Version

REVOLVING LINE OF CREDIT AGREEMENT

DATE:	April 1, 2026

LENDER:	LIMONEIRA COMPANY

	Address:	1141 Cummings Road
Santa Paula, CA 93060
Attention: Greg Hamm
Email: *****@limoneira.com

BORROWER:	AGROMIN-LIMONEIRA LLC

	Address:	c/o California Wood Recycling, Inc.
201 Kinetic Dr.
Oxnard, California 93030
Attn: Bill Camarillo
Email: ****@agromin.com

USE OF FUNDS:	Short-term working capital and general operating expenses

MAXIMUM LOAN AMOUNT:	$5,000,000

WHEREAS, Lender has agreed to make a loan to Borrower in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound hereby, agree as follows:

Article 1
LOAN; DEFINITIONS

1.1     Loan. Borrower desires for Lender to provide a revolving line of credit in an amount equal to the Maximum Loan Amount (the “Loan”) for the purpose of funding short-term working capital and general operating expenses of Borrower and the Business.

1.2     Definitions For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph 1.2 or in the Paragraph hereof referred to below:

“Additional Senior Debt” has the meaning set forth in Section 3.3. “Advance” See Paragraph 2.3.

“Agreement” means this Revolving Line of Credit Agreement, as it may be amended, restated or otherwise modified from time to time.

“Borrower” means the entity described on the first page of this Agreement and its successors and assigns.

“Business” means the business operations of a commercial organic composting facility. “Closing Date” means the date appearing on the first page of this Agreement.

“Collateral” means, collectively, all of the real, personal and mixed property, mortgaged, pledged, conveyed, delivered or otherwise granted to Lender to secure the Loan, as more particularly described in the Security Agreement.

“Commitment” means Lender’s obligation to make the Loan to Borrower pursuant to the terms of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of more than fifty percent (50%) of the voting securities, as trustee or executor, by contract or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Equipment Lease” means that certain Equipment Lease Agreement made as of the date hereof by and between California Wood Recycling, Inc., a California corporation and Borrower (as may be amended, replaced or superseded from time to time).

“Event of Default” See Paragraph 9.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and consistently applied.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including, without limitation, any seller financing, any purchase price adjustment or any earnout obligation or similar obligation, but excluding (x) any such obligations incurred under ERISA and (y) accounts payable incurred in the ordinary course of business; (v) all indebtedness secured by any lien, mortgage, security interest or encumbrance of any kind on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, in each case, to the extent constituting Indebtedness; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of bans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate agreement, whether entered into for hedging or speculative purposes; and (xi) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity security in such Person or any other Person or in respect of any warrant, right or option to acquire such equity security, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference (including, if applicable, any accrued and unpaid dividends).

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“Interest Rate” means a variable interest rate based on the then current SOFR plus 3.50%. The Interest Rate shall be adjusted at the end of each fiscal quarter.

“Lender” means the Lender described on the first page of this Agreement, and its respective successors and assigns.

“Liabilities” means all indebtedness, liabilities and obligations of Borrower to Lender, whether joint or several, matured or unmatured, liquidated or unliquidated, direct or indirect, primary or secondary, absolute or contingent, now existing or hereafter arising and whether arising by contract, operation of law or otherwise, and all extensions, modifications, amendments, consolidations, renewals and replacements thereof, and whether incurred or given as maker, endorser, guarantor, surety or otherwise, including without limitation, the Loan and the indebtedness evidenced by the Note or any extension, modification, amendment, consolidation, renewal or replacement thereof or therefore.

“Loan” See Paragraph 1.1.

“Loan Documents” See Paragraph 4.1(a).

“Maturity Date” means the date that is eighteen (18) months alter the Closing Date.

“Maximum Loan Amount” means the principal amount of Five Million Dollars and 00/100 ($5,000,000).

“Note” See Paragraph 2.2.

“Operating Agreement” has the meaning set forth in Section 7.5.

“Permitted Liens” means (a) liens for taxes, assessments, or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which reserves have been taken by Borrower to the extent required by GAAP; (b) liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable or delinquent or are subject to contest by proper proceedings and which are or will be subordinate to Lender’s lien on the Collateral; (c) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off, or similar rights and remedies as to deposited fund; (d) liens that are junior and subordinate to the liens of Lender granted under the Loan Documents; (e) the Additional Senior Debt; and (e) any other lien, mortgage, security interest, deed of trust, or encumbrance of any kind on the Collateral that is approved in writing by Lender, including any lien, security interest or encumbrance to which the Equipment (as defined under the Equipment Lease) is subject.

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“Person” means all natural persons, corporations (which shall be deemed to include business trusts), associations, partnerships, limited liability companies and all such similar entities.

“Security Agreement” See Paragraph 3.1(a).

“Security Documents” See Paragraph 3.2.

“Senior Indebtedness” means, collectively, all liabilities and other obligations of the undersigned, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, to any lender (including in a refinancing) that provides pari passu or senior secured term bans and/or revolving bans to the Borrower secured by substantially all of the Borrower’s assets.

“SOFR” means the variable interest rate based on the Standard Overnight Financing Rate provided to Lender by AgWest Farm Credit at the end of each fiscal quarter.

1.3     Accounting and Other Terms. All financial and accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless the context clearly requires otherwise, all references to “dollars” or “$” are to United States dollars. This Agreement and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction against the party causing any such document or any portion thereof to be drafted. The paragraph and other headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. Similarly, any page footers or headers or similar word processing, document or page identification numbers in this Agreement or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement, nor shall there be any requirement that any such footers or other numbers be consistent from page to page. Unless the context clearly requires otherwise, any reference to (a) a Paragraph of this Agreement refers to all Paragraphs and Subparagraphs thereunder, (b) an agreement, instrument or other document means such agreement, instrument or other document as amended, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof, and (c) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Any pronoun used herein shall be deemed to cover all genders. Defined terms used in this Agreement may be set forth in Paragraph 1.2 or other Paragraphs of this Agreement, and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

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Article 2
COMMITMENT; NOTE; ADVANCES

2.1     Commitment. Subject to the conditions herein set forth, Lender has made the Loan available to Borrower in the manner and upon the terms and conditions herein expressed. Notwithstanding any other provision in this Agreement, if Lender determines that any applicable law, ride, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to maintain its Commitment, then upon notice to Borrower by Lender the Commitment to advance funds hereunder shall terminate.

2.2     Note. The Loan is evidenced by a Revolving Credit Note in substantially the form attached hereto as Exhibit A (as it may be amended, restated or otherwise modified from time to time, the “Note”), executed and delivered simultaneously with the execution of this Agreement. The Note, in the principal amount of $5,000,000, shall be payable to the order of Lender upon the terms and conditions set forth in this Agreement.

2.3     Disbursements. Disbursements under the Loan are referred to herein individually as an “Advance” and collectively as “Advances.” Lender shall make Advances, and Borrower may borrow, repay and reborrow, all subject to all of the terms and conditions provided herein, exclusively in connection with the Business. Notwithstanding anything herein to the contrary, no Advances shall be made alter the Maturity Date.

2.4     Advances. Borrower shall have the right to obtain Advances upon delivery of notice to Lender so long as the total outstanding amount of all Advances, at any one time, does not exceed the Maximum Loan Amount. Advances will be funded within two (2) business days of receipt of any notice from Borrower. Following receipt of any request for an Advance, Advances will be wired into an account in Borrower’s name pursuant to the written directions provided by Borrower.

2.5     Withholding Advances. Lender, in its discretion, may deny any request for an Advance if (i) making such Advance would result in the outstanding principal balance of the Loan exceeding the Maximum Loan Amount; or (ii) an Event of Default has occurred and is continuing hereunder.

2.6     Satisfaction of Conditions. Although Lender shall have no obligation to make any Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, Lender, at its discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lender, at its discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

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2.7     Right to Advances. Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent.

2.8     Interest. Interest on the outstanding principal balance of all outstanding Advances shall accrue in arrears at the Interest Rate.

2.9     Payments of Principal and Interest; Termination . If not sooner due and paid, the outstanding principal balance of all outstanding Advances and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. All payments under this Agreement and the Note shall be paid to Lender in the name and at the address set forth on page one of this Agreement unless another address is provided. Borrower shall have the right at any time or from time to time to pay all or a portion of the principal and accrued interest without notice, premium or penalty. Any and all payments, including prepayments, shall be credited first to any accrued and unpaid interest, then to principal. The Borrower shall have the right, upon not less than three (3) business days’ prior written notice to the Lender, and repayment in full of all outstanding principal, interest and fees then due and payable under this Agreement or any other Loan Document, to terminate the Commitment.

Article 3
SECURITY

3.1     Security. Borrower shall cause the Loan and Borrower’s obligations under this Agreement to be secured by the following:

(a)     A valid and effectual security agreement granting Lender, subject to Section 3.3, a first priority security interest in all of Borrower’s interest in and to the Collateral (the “Security Agreement”); and

(b)     Any other UCC financing statements for filing and/or recording and any other items required by Lender, from time to time, to fully perfect the liens and security interests of Lender.

3.2     Security Documents. All of the foregoing documents and all other documents reasonably required by Lender to grant and perfect the liens and security interests required herein shall be in the form satisfactory to Lender and may be referred to herein as the “Security Documents.”

3.3     Credit Agreement. Notwithstanding anything to the contrary herein or in the other Loan Documents, Lender acknowledges and agrees that Borrower is pursuing additional indebtedness (“Additional Senior Debt”) to further Borrower’s business purposes. As a material inducement to Borrower entering into the Loan Documents, Lender agrees that Borrower shall be permitted to incur Additional Senior Debt in an aggregate amount not to exceed Twenty-Three Million Dollars and 00/100 ($23,000,000) and Borrower’s obligations to Lender under this Agreement shall be subordinated in all respects, including in right of payment, lien priority and performance to any and all of the Additional Senior Debt that may exist in the future. Lender agrees to promptly execute any subordination or intercreditor agreements as may be required by the lender(s) of the Additional Senior Debt, in a form satisfactory to such lender(s) of the Additional Senior Debt. Lender also agrees to cooperate with, and to take any other actions requested by, Borrower and lender(s) of the Additional Senior Debt in connection with Additional Senior Debt.

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Article 4
CONDITIONS PRECEDENT FOR CLOSING AND ADVANCES

4.1     Advances. The obligation of Lender to make the Loan is subject to the following express conditions precedent, all of which, unless otherwise provided below, shall have been satisfied prior to the funding of the initial Advance:

(a)     Loan Documents. Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents, all in form satisfactory to Lender (along with such other documents required by Lender and delivered herewith, the (“Loan Documents”):

(i)     This Agreement;

(ii)     The Note; and

(iii)     The Security Agreement.

(b)     Other Information. Borrower, at its expense, shall have obtained and delivered to Lender the following items, all of which shall be in form and content satisfactory to Lender:

(i)     Proper resolutions, authorizations, certificates, and such other documents as Lender may require, authorizing the execution, delivery and performance of this Agreement, the Note and each of the Security Documents by Borrower; and

(ii)     Such other information as Lender may reasonably require.

(c)     Representations True. All representations and warranties by Borrower are true and correct and all agreements to which Borrower is a party as of the date hereof shall have been performed or complied with.

(d)     No Event of Default. No Event of Default exists, and no event has occurred and no condition exists that, alter notice or lapse of time, or both, would constitute an Event of Default.

4.2     Subsequent Advances. The obligation of Lender to make subsequent Advances hereunder is subject to the following express conditions precedent, all of which, unless otherwise provided below, shall have been satisfied prior to the funding of each subsequent Advance:

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(a)     Representations True. All representations and warranties by Borrower shall remain true and correct in all material respects, except for such representations and warranties which by their terms are limited in scope to events or circumstances relating to the initial Advance.

(b)     Covenants. Borrower shall have performed or complied with all covenants and agreements set forth herein.

(c)     No Event of Default. No Event of Default exists, and no event has occurred and no condition exists that, alter notice or lapse of time, or both, would constitute an Event of Default.

Article 5
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

5.1     Recitals. The recitals appearing in this Agreement are true and correct.

5.2     Organization and Good Standing. Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and is, to the extent required by law, qualified to do business and is in good standing in each state in which it is doing business and where the failure to so qualify would have a material adverse effect on the financial condition or the operations of Borrower.

5.3     Power. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of this Agreement, the Note and each of the Security Documents have been duly authorized by all requisite action on the part of Borrower.

5.4     Authority. Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of any law, rule or regulation applicable to Borrower. This Agreement, the Note and each Security Document are valid and binding legal obligations of Borrower (as applicable), and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and general principles of equity.

5.5     Enforceable Liens. To Borrower’s knowledge, the liens, security interests and assignments created by the Security Documents will, when granted and recorded or filed, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

5.6     No Breach. The execution, delivery and performance by Borrower of this Agreement, the Note, the Security Documents and all other documents and instruments relating to the Loan will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any material agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of any of the Loan Documents.

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5.7     No Actions. No actions, suits or proceedings are pending or threatened against Borrower that would materially and adversely affect the Borrower’s ability to repay the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

5.8     Licenses. Borrower has obtained and there remain in full force and effect all licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of the Business except where the failure to do so would not materially and adversely affect the Borrower’s ability to repay the Loan.

5.9     Ineligible Securities. No portion of the Loan shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board.

5.10     Purpose. The proceeds of the Loan will be used solely for business or commercial purposes, and none of such proceeds will be used for personal, family, household or agricultural purposes, and such proceeds shall in no event be used to pay any legal settlements, fines or penalties of any nature, including any costs and fees incurred in connection with any of the foregoing.

5.11     Compliance with Laws. Borrower has and will comply in all respects with all applicable federal, state and local laws, rules and regulations relating to the Business, including but not limited to ERISA, and all rules and regulations from time to time promulgated thereunder, except where the failure to comply would not materially and adversely affect the Borrower’s ability to repay the Loan.

5.12     Investment Company Act. Borrower is not an “investment company” or an Affiliate of an “investment company” within the meaning of the Investment Company Act of 1940.

5.13     Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution of this Agreement and the execution and delivery of all Loan Documents, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower’s obligations hereunder have been fully discharged.

Article 6
AFFIRMATIVE COVENANTS

So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower’s obligations hereunder have been fully discharged:

6.1     Maintenance of Licenses, Permits and Leases. Borrower shall maintain in full force and effect and good standing all rights and licenses necessary to carry on its Business, and all permits, licenses, leases, consents and approvals necessary for the operation of the Business. Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

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6.2     Compliance with Loan Documents. Borrower shall make all payments of interest and principal on the Loan as and when due and payable and shall keep and comply with all terms, conditions and provisions of the Security Documents.

6.3     Compliance with Laws. Borrower shall comply with all applicable laws, rules, regulations and orders affecting Borrower or its properties, including but not limited to ERISA, and all rules and regulations from time to time promulgated thereunder, except where the failure to comply would not materially and adversely affect the Borrower’s ability to repay the Loan.

6.4     Payment of Taxes. Borrower shall pay all of its current obligations before delinquent, including all federal, foreign, state and local taxes and all other payments required under federal, state or local law, including without limitation any employment withholdings that have been collected or are required to be collected, except any such taxes or charges which are being diligently contested in good faith by appropriate proceeding and for which adequate reserves in accordance with GAAP shall have been set aside on Borrower’s books.

6.5     Books and Records; Access. Borrower shall maintain, in a safe place, proper and accurate books and records relating to its operations and its business affairs in connection with the Business. Lender shall have the right from time to time to examine, and to make abstracts from and photocopies of, Borrower’s books and records.

6.6     Financial Reports. Borrower shall maintain a standard, modem system of accounting that reflects the application of GAAP.

6.7     Subsequent Actions. Borrower shall promptly inform Lender of any actions, suits or proceedings involving Borrower that could materially and adversely affect the Borrower’s ability to repay the Loan, the performance by Borrower under this Agreement, or the financial condition, business or operations of Borrower.

6.8     Further Assurances. Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in connection with the Loan.

6.9     Borrower Notices. Borrower shall promptly give notice in writing to Lender of (i) the occurrence of any Event of Default, (ii) any change in the name of Borrower, and in the case of a reorganization, any change in name, identity or corporate structure, or (iii) any uninsured or partially insured loss through fire, theft, liability or property damage in excess of $25,000.

6.10     Maximum Loan Amount. The total outstanding principal balance of the Loan may not, at any one time, exceed the Maximum Loan Amount. Notwithstanding the above, amounts previously advanced and repaid can be readvanced to Borrower so long as all terms, covenants and conditions of this Agreement continue to be met. In the event that the amount of the Loan should exceed the Maximum Loan Amount, Borrower shall immediately upon demand by Lender reduce the outstanding balance of the Loan to the Maximum Loan Amount.

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Article 7
NEGATIVE COVENANTS

So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower’s obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender:

7.1     Dissolution or Liquidation. Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its Business, assets or business to any other person, firm or corporation.

7.2     Due on Sale or Encumbrance. Assign, transfer or convey any of its right, title and interest in any Collateral encumbered by the Security Documents other than in the ordinary course of business for fair value; or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any Collateral encumbered by the Security Documents other than Permitted Liens.

7.3     Incurrence of Debt. Incur any Senior Indebtedness other than the Additional Senior Debt, otherwise permitted by the Loan Documents or under that Equipment Lease.

7.4     Change of State of Organization. Change the state of organization of Borrower.

7.5     Change of Control. Permit a change of Control of Borrower that is not approved pursuant to that certain Operating Agreement of Borrower dated as of the date hereof (as may be amended, replaced or superseded from time to time, the “Operating Agreement”).

Article 8
APPOINTMENT OF AGENT/WAIVER

8.1     Appointment of Agent. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (said agency being coupled with an interest) to execute and/or file for record any notices or other documents that Lender deems reasonably necessary or desirable to perfect its security interest in the Collateral. This power of attorney is solely for the benefit and protection of Lender, and its successors and assigns, and Lender shall have no obligation to exercise this power in any event. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any part of the Loan or any indebtedness or obligations of Borrower to Lender arising in connection with the Loan remain unpaid or unperformed.

8.2     Waiver. Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of (to the extent legally permissible): (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness arising in connection with the Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

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8.3     Delay or Omission. No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any term, condition or provision set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default alter notice to Borrower demanding strict performance.

Article 9
DEFAULT

9.1     Event of Default. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement:

(a)     Any failure to pay any principal or any interest under the Note when the same shall become due and payable and such failure continues for ten (10) business days after Borrower receives written notice from the Lender of such failure.

(b)     Any failure or neglect to perform or observe any of the covenants, conditions or provisions of any of the Loan Documents or any other document or instrument executed or delivered in connection with the Loan (other than a failure or neglect described in one or more of the other provisions of this Paragraph 9.1 that set forth a shorter period of time for the failure or neglect to be remedied) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days alter notice thereof to Borrower, or, if such cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender’s reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

(c)     Any warranty, representation, covenant or statement contained in any of the Loan Documents or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been false when made or furnished.

(d)     Any failure to pay any principal or interest or any other sum due under any ban agreement, mortgage, indenture or other agreement relating to any Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, and such acceleration would reasonably be likely to have a material adverse effect on the financial condition or the operations of Borrower.

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(e)     The filing by Borrower (or against Borrower to which Borrower acquiesces or that is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower.

(f)      The insolvency of Borrower; or the execution by Borrower of an assignment for the benefit of creditors; or the convening by Borrower of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower to pay its debts as they mature; or if Borrower is generally not paying its debts as they mature.

(g)     The admission in writing by Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

(h)     The liquidation, termination or dissolution of Borrower.

(i)     Any levy or execution upon, or judicial seizure of, any material portion of any Collateral or security for the Loan.

(j)     The existence or filing of any lien or encumbrance (other than Permitted Liens), against any portion of any Collateral or security for the Loan, that is not removed or released within thirty (30) days alter its creation. In addition, Borrower may within such thirty (30) days bond over any such lien, or on a case by case basis and in the form and substance satisfactory to Lender in Lender’s reasonable discretion, provide other reasonable assurances to Lender.

(k)     The institution of any material legal action or proceedings to enforce any lien or encumbrance upon any material portion of any Collateral or security for the Loan, that is not dismissed within sixty (60) days after Borrower becomes aware thereof.

(l)     The occurrence of any event of default under the Note, or any of the Loan Documents and the expiration of any applicable notice and cure period.

(m)     The occurrence of any material adverse change in the financial condition of Borrower that Lender, in its reasonable discretion, deems material.

(n)     If title of Borrower to any material portion of or all of the Collateral shall be endangered by any party whatsoever, and Borrower shall fail to cure the same upon demand by Lender.

(o)     If the holder of any lien or security interest on any material Collateral institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and any such proceedings shall not be stayed or discharged within sixty (60) days thereafter.

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(p)     If any final money judgment in excess of One Hundred Thousand Dollars ($100,000) shall be entered against any Borrower and the same shall not be paid or execution on the same shall not be stayed by perfection of an appeal or other appropriate action within thirty (30) days of the entry thereof.

9.2     Remedies. Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender may do one or more of the following:

(a)     Cease making Advances and declare the Loan and all other indebtedness of Borrower hereunder immediately due and payable, without further notice or demand;

(b)     Proceed to protect and enforce its rights and remedies under any of the Loan Documents; or

(c)     Avail itself of any other relief to which Lender may be legally or equitably entitled.

9.3     Enforcement Costs. Borrower shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable in-house and outside attorneys’ fees, incurred by Lender in enforcing payment and performance of the Loan and the Loan Documents and the other indebtedness and obligations of Borrower hereunder or in exercising the rights and remedies of Lender hereunder. All such costs and expenses shall be secured by all Security Documents. In the event of any court proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

Article 10
ACTION UPON AGREEMENT

10.1     No Third Party Beneficiaries. This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

10.2     Integration. This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

10.3     Modifications. No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

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Article 11
GENERAL

11.1     Survival. This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan or obligation to make any Advance hereunder, or any extension or renewal thereof, remains outstanding.

11.2     Discretionary Rights. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys’ fees, shall be secured by the Security Documents, and shall be due and payable by Borrower to Lender immediately without demand.

11.3     Indemnity. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, Tosses, damages and liabilities of any kind whatsoever, including but not limited to reasonable attorneys’ fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, or the Collateral, whether resulting from internal disputes of Borrower, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement or the Loan Documents, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender, or disputes of Lender and Borrower under the Operating Agreement or Lender’s failure to perform its obligations pursuant to the terms of the Loan Documents. This indemnity provision shall continue in full force and effect until the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment (defined below), notwithstanding any release or termination of Borrower’s liability by express or implied agreement with Lender or by operation of law and notwithstanding that the Loan or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of Lender. “Preferential Payment” shall mean the extent to which Borrower makes any payment to Lender pursuant to the Loan Documents and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

11.4     Joint and Several. If Borrower consists of more than one person or entity their liability shall be joint and several. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

11.5     Time of Essence. Time is expressly made of the essence of this Agreement.

11.6     Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given or made: (i) when personally delivered; (ii) when transmitted by electronic mail if such transmission occurs on a business day before 5:00 p.m. Pacific Time, or the next succeeding business day if such transmission occurs after such time; (iii) one business day alter deposit with a nationally recognized overnight courier service; or (iv) if given by certified or registered United States mail, three business days alter deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties. Any notice to Lender or Borrower shall be sent to the address set forth on page one of this Agreement unless another address is provided. Rejection, refusal to accept or inability to deliver because of a changed address of which no notice was given shall not affect the validity of any notice or other communication given in accordance with the provisions of this Agreement.

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11.7     Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.8     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

11.9     Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall Mure to the benefit of, the parties hereto and their successors and assigns.

11.10     Headings. The headings or captions of sections and paragraphs in this Agreement are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this Agreement.

11.11     Counterparts. This Agreement may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

11.12     JURY WAIVER. BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THE NOTE, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

11.13     Termination Under Operating Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated by a Buying Member (as defined in the Operating Agreement) on behalf of Borrower pursuant to Section 11.3(b) of the Operating Agreement as a result of the exercise by such Buying Member of its buy-sell rights thereunder, without penalty or fee other than payment of any accrued fees or other amounts due as of the date of termination.

[signature page follows]

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IN WITNESS WHEWREOF, Lender and Borrower have caused this Agreement to be duly and properly executed to be effective as of the date first set forth above.

LENDER:

LIMONEIRA COMPANY,

a Delaware corporation

By:	/s/ Harold Edwards
Name: Harold Edwards
Title: President & CEO

BORROWER:

AGROMIN-LIMONEIRA LLA,

a California limited liability company

By:	/s/ Bill Camarillo
Name: Bill Camarillo
Title: Manager

[Signature Page to Revolving Line of Credit Agreement]

EXHIBIT A

REVOLVING CREDIT NOTE (Attached)

(Attached)

REVOLVING CREDIT NOTE

$5,000,000	April 1, 2026

For value received, the undersigned, AGROMIN-LIMONEIRA LLC, a California limited liability company (the “Borrower”), hereby promises to pay to the order of LIMONEIRA COMPANY, a Delaware corporation (the “Lender”), on the date that is eighteen months after the date first set forth above (the “Maturity Date”), unless sooner terminated or accelerated pursuant to the terms of that certain Revolving Line of Credit Agreement dated the same date as this Revolving Note that was entered into by the Lender and the Borrower (as amended, restated or otherwise modified, from time to time, the “Credit Agreement”), at Lender’s office located at 1141 Cummings Road, Santa Paula, CA 93060, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars and 00/100 ($5,000,000) or the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, for any period any Advance is outstanding until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

AGROMIN-LIMONEIRA LLC,
a California limited liability company

By:
Name: Bill Camarillo
Title: Manager